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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-56919 and File No. 333-50825) and on Form S-3 (File No. 333-75685 and File No. 333-75689) of Alydaar Software Corporation of our report on the consolidated financial statements of Data Systems Network Corporation dated August 20, 1998 appearing in this Current Report on Form 8-K of Alydaar Software Corporation.

/s/ PLANTE & MORAN, LLP

Southfield, Michigan
April 7, 1999